                                                                     EXHIBIT 2.6

                             RIGHT TO USE AGREEMENT
                             ----------------------


     THIS RIGHT TO USE AGREEMENT ("Agreement"), effective as of the 1st day of November, 1999 (the "Effective Date"), is entered into by and among OrbitNetwork, Inc. ("Network") and Divot Golf Corporation ("Divot").

                                    Recitals
                                    --------

     WHEREAS, Network is substantially engaged in the operation and maintenance of a networked travel service via the Internet under the name TravelFile, and in connection therewith, is a party to certain contracts and agreements with its affiliates, sponsors, suppliers, customers and related third parties, such contracts and agreements being more particularly described in Exhibit A
                                                              ---------
(together with all rights, privileges, duties and obligations thereunder, the "Contracts"); and

     WHEREAS, each of the parties desires that Network license to Divot certain furniture, equipment and related assets more particularly described in Exhibit B
                                                                       ---------
(the "Fixed Assets"); and

     WHEREAS, Divot desires to license the Contracts from Network, including the right to receive all revenues attributable therefrom, and, in connection therewith, receive an exclusive option to purchase the Contracts and the Fixed Assets from Network; and

     WHEREAS, Network desires to license the Contracts to Divot, including the right to receive all revenues attributable therefrom, and to grant Divot an exclusive option to purchase the Contracts and the Fixed Assets, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Network and Divot hereby agree as follows:


                                   ARTICLE I
                                   ---------
                               Term of Agreement
                               -----------------

     The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect for six months thereafter (the "Term"), subject to earlier termination as hereinafter provided.


                                   ARTICLE II
                                   ----------
                                Grant of License
                                ----------------

     2.1  License.  Subject to the terms and conditions of this Agreement,
          -------
Network hereby grants to Divot, as an independent contractor, an exclusive license to, during the Term of this Agreement, (a) manage, maintain, operate and perform the Contracts in accordance with Article VII hereof; (b) receive all revenues attributable from Divot's management, maintenance, performance and operation of the Contracts in accordance with Article VIII hereof; and (c) use the Fixed Assets in a commercially reasonable manner (collectively, the "License").

     2.2  Assumption. Subject to the terms and conditions of this Agreement,
          ----------
Divot hereby accepts the License and assumes the management, maintenance, operation and performance of the Contracts and the Fixed Assets and the right to receive all revenues attributable therefrom, as an independent contractor. In connection therewith, Divot shall be liable for any and all obligations or liabilities associated with such Contracts and the Fixed Assets as set forth in Exhibit C (the "Assumed Liabilities"). Except for the Assumed Liabilities,
---------
Divot shall not assume nor become liable for any obligation or liability of Network, whether known, unknown, absolute, contingent or otherwise (the "Retained Liabilities").

     2.3 Ownership and Title. If and until the Option (as defined in Section 3.1) is exercised, Network shall at all times own any and all
          -------------------
rights, title and interest in the Contracts and the Fixed Assets, and all documentation thereto, including any and intangible or intellectual property rights therein.

     2.4. Transfer.  The License shall not be transferred, assigned or
          --------
sublicensed by Divot without the prior written consent of Network.

     2.5  Third Party Consents.  To the extent that Network's rights under any
          --------------------
of the Contracts may not be licensed without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to license the same if an attempted license would constitute a breach thereof or be unlawful, and Network, at its expense, shall use reasonable efforts to obtain any such required consent(s); provided, however, that nothing contained in the foregoing sentence shall require Network to make any payments or any other consideration to such other person other than payments due under the Contracts. If such consent with respect to any Contract shall not be obtained, and the Contract in question permits Network to subcontract or assign its rights and obligations thereunder (or does not prohibit Network from subcontracting or assigning such rights and obligations), then Network shall subcontract or assign all (but not less than all) of such rights and obligations to Divot. Divot may, at its option, accept each such subcontract or assignment.

                                  ARTICLE III
                                  -----------
                               Option to Purchase
                               ------------------

     3.1  Grant of Option.  Subject to the terms and conditions set forth in
          ---------------
this Article, Network hereby grants to Divot an exclusive and non-transferable option to purchase all, but not less than all, of the rights, title and interest to the Contracts and the Fixed Assets and all benefits and burdens thereunto appertaining (the "Option"). Upon exercise of the Option, Divot would assume the Assumed Liabilities and Network would retain the Retained Liabilities.

     3.2  Period of Option.  The Option granted hereby shall vest and become
          ----------------
exercisable by Divot upon the Effective Date and, to the extent not previously exercised, shall continue for six months thereafter until lapsing on 5:00 p.m., Eastern Time, on May 1, 2000 (the "Expiration Date") unless this Agreement is sooner terminated in whole or in part pursuant to Article X, upon which the Option shall terminate as of the day of notice of such termination by either party, but in no event later than the Expiration Date, unless the parties otherwise agree to extend Expiration Date.

     3.3  Exercise of Option.  The Option may be exercised by Divot at any
          ------------------
time prior to the Expiration Date or earlier termination of the Option pursuant to Section 3.2, by the assumption of $4,373,595 of Network convertible debt, plus accrued and unpaid interest.

     3.4  Nontransferability. The Option shall not be transferred, assigned or
          ------------------
sublicensed by Divot without the prior written consent of Network.


                                   ARTICLE IV
                                   ----------
                           Purchase Price and Closing
                           --------------------------

     4.1  Purchase Price.  In consideration of the License and Option granted to
          --------------
Divot by Network pursuant to Articles II and III above, Divot agrees to pay Network a purchase price in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Purchase Price"). The Purchase Price shall be paid to Network at the Closing.

     4.2  Closing.  The closing of the purchase and sale of the License and
          -------
Option (the "Closing") shall occur contemporaneously with the execution of this Agreement on the Effective Date at the offices of Divot, or at such other place as may be mutually agreed upon in writing by Divot and Network.

                                   ARTICLE V
                                   ---------
                   Representations and Warranties of Network
                   -----------------------------------------

     5.1  Authorization and Enforceability.  Network hereby warrants and
          --------------------------------
represents that:

          (a) It has all requisite corporate power and authority to enter into, and fully perform pursuant to, this Agreement, and that no approvals or consents of any persons are necessary in connection with the execution of this Agreement by Network and the performance of its obligations hereunder;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on the part of Network; and

          (c) This Agreement has been duly executed and delivered by Network.

     5.2  Books and Records.  Network warrants that its books, records and
          -----------------
accounts maintained with respect to the Contracts accurately and fairly reflect, in reasonable detail, the material transactions related to the Contracts; and all information provided by Network in this Agreement or any exhibit attached hereto, or otherwise furnished by Network to Divot is complete and accurate in all material respects and does not fail to state any material fact necessary to make the information contained therein not misleading.



     5.3  Title to Contracts.  Network warrants that it is a party and a
          ------------------
signatory to all of the Contracts and that it has good and valid title to the Fixed Assets, free and clear of all liens, claims, charges, security interests and other encumbrances and defects of title of any kind or nature, and all of Network's rights under any Contract or Fixed Asset to be licensed to Divot hereunder may be licensed without the consent of another person.

     5.4  Compliance with Law; Authorizations.  Network warrants that as of
          -----------------------------------
the Closing Date, it shall not be in violation of any law, ordinance or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which the Contracts or the Fixed Assets are subject ("Regulations"), except where such failures to comply which, in the aggregate, would not have a material adverse effect on the Contracts or the Fixed Assets. As of the Effective Date, Network shall own, hold, possess or lawfully use all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are necessary for the management and operation of the Contracts and the Fixed Assets free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations, except where such failures to comply in the aggregate would not have a material adverse effect on the management and operation of the Contracts and the Fixed Assets.


     5.5  Intellectual Property Matters.  Network warrants that the License of
          -----------------------------
the Contracts does not infringe upon or unlawfully or wrongfully use any rights under patent law, copyright law, moral rights law, trade secret law, trademark law, unfair competition law or other similar rights (the "Trade Rights"). No litigation or claims are pending and, to Network's knowledge, (a) no inquiries or investigations are pending and (b) no litigation, claims, inquiries or investigations are threatened, which challenge or threaten to challenge Network's right, title and interest with respect to the Trade Rights.

     5.6  The Contracts.  Network warrants that to Network's knowledge, each
          -------------
of the Contracts is valid and enforceable in accordance with its terms; Network is, and all other parties thereto are, in material compliance with the provisions thereof; Network is not, and to Network's knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default under any Contract. No Contract by its terms requires the consent of any party to its assignment in connection with the transaction contemplated hereby.

     5.7  Litigation and Claims.  To the best of Network's knowledge, there is
          ---------------------
no litigation, arbitration, governmental proceeding or investigation pending or threatened against Network or related to any of the Contracts licensed to Divot which could reasonably be expected (a) to have a material adverse effect on Divot's ability to manage, maintain, operate or perform the Contracts, or (b) to prevent the consummation of the transactions hereunder.

     5.8  Governmental Approval.  No consent, authorization, order or approval
          ---------------------
of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution and delivery by Network of the transactions contemplated hereunder, except where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereunder.

                                   ARTICLE VI
                                   ----------
                    Representations and Warranties of Divot
                    ---------------------------------------

     6.1  Authorization and Enforceability.  Divot hereby warrants and
          --------------------------------
     represents that:

          (a) It has all requisite corporate power and authority to enter into, and fully perform pursuant to, this Agreement;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly and properly authorized by all requisite corporate action on the part of Divot; and

          (c) This Agreement has been duly executed and delivered by Divot.

     6.2  Governmental Approvals.  No consent, authorization, order or approval
          ----------------------
of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution and delivery by Divot of the transactions contemplated hereunder.

     6.3  Litigation and Claims.  To the best of Divot's knowledge, there is no
          ---------------------
litigation, arbitration, governmental proceeding or investigation pending or threatened or prospect against Divot which could reasonably be expected (a) to have a material adverse on the ability of Divot to manage, maintain, operate or perform the Contracts on or after the Effective Date or (b) to prevent the consummation of the transactions contemplated herein.


                                  ARTICLE VII
                                  -----------
                          Management of the Contracts
                          ---------------------------

     7.1  General Management Duties. During the term of this Agreement, Divot
          -------------------------
shall use due diligence and its best efforts to manage, maintain, operate and perform any and all responsibilities, duties and obligations, currently in effect or hereafter arising, with respect to the Contracts; shall provide such services as are customarily provided by Network under the Contracts; shall consult with Network and keep Network advised as to all major or extraordinary matters and decisions affecting the Contracts; and shall refrain from altering, modifying, amending, or waiving any terms or provisions of the Contracts except in the reasonable and ordinary course of performing any duties and obligations with respect to the Contracts. Divot shall, without limiting the foregoing, perform the following services and duties for Network in a faithful, diligent and efficient manner:

          (a) Maintain businesslike relations with third parties of the Contracts and all affiliates and customers of Divot subject to performance of the Contracts, whose service requests shall be received, considered and recorded in systematic fashion in order to show the action taken with respect to each;

          (b) Pay all general and specific fees, charges, taxes or assessments arising as a result the management or performance of the Contracts or any part thereof;

          (c) Pay all sums and deposits becoming due and payable under the provisions of any Contract or any part thereof, and otherwise perform all covenants and obligations required to be performed under the provisions of all such Contracts (to the extent that the performance of such covenants and obligations are within the control of Divot);

          (d) Perform such other acts Divot deems reasonable, necessary and proper in the discharge of Divot's duties under this Agreement; and

          (e) Obtain and maintain all licenses, permits and certificates required by Federal, state or local authorities for the management, maintenance and operation of the Contracts.

     In exercising the foregoing development duties, Divot shall have the authority to enter into and maintain in effect such contracts, licenses, agreements and other undertakings on behalf of Network and in Network's name as Divot shall from time to time reasonably consider appropriate, subject to applicable laws, ordinances, regulations and permits and to such limitations as are set forth herein. Divot also hereby agrees to seek to renew on behalf of Network any of the Contracts on substantially similar terms (or better from Network's perspective) that expire during the term of this agreement.

     7.2  Divot To Act on Behalf of Network.  In the performance of Divot's
          ---------------------------------
duties hereunder, Divot shall act solely as an independent contractor on behalf of Network and solely for Network's account and upon Network's credit.

     7.3  Costs of Management.  All costs incurred by Divot in connection with
          -------------------
the management, maintenance, operation or performance of the Contracts shall be borne by Divot.

     7.4  Legal Proceedings. Divot shall have the right, in its sole discretion
          -----------------
and on behalf of Network if necessary, to institute any and all legal and/or administrative actions or proceedings to collect revenue, assessments, charges and other income from the Contracts, to cancel or terminate any Contract or part thereof for the breach thereof or default thereunder by a third party.

     7.5  Debts of Network.  Except for Assumed Liabilities, all costs,
          ----------------
expenses, debts and liabilities owed to third persons which were incurred by Network pursuant to its ownership, management, maintenance, operation, and performance of the Contracts, to the extent paid, satisfied, fulfilled or extinguished by Divot, shall be fully and promptly reimbursed by Network to Divot.

     7.6  Licenses and Permits.  Divot shall use its best
          --------------------
efforts to obtain and maintain all licenses and permits required of Network in connection with the performance of the Contracts. Network agrees to execute and deliver any and all applications and other documents and otherwise to cooperate with Divot in applying for, obtaining and maintaining such licenses and permits.

     7.7  Network's Assistance.  To the extent Divot may reasonably request from
          --------------------
time to time, Network shall cooperate with and use its reasonable best efforts assist Divot with the management, maintenance, operation and performance of the Contracts. Notwithstanding anything provided herein to the contrary, if Network is contacted directly by any person or entity regarding the management or performance of the Contracts, Network shall promptly refer such person or entity to Divot.


                                  ARTICLE VIII
                                  ------------
                               Contract Revenues
                               -----------------

     8.1  Revenues. All monies and revenues attributable and earned in
          --------
connection with Divot's management, maintenance, operation or performance of the Contracts shall be, and Network shall take all reasonable and necessary steps to assure that all such monies and revenues are, paid directly to and received directly by Divot. To the extent any monies or revenues are received by Network for or on behalf of Divot in connection with Divot's management, maintenance, operation and performance of the Contracts, Network shall cause such monies or revenues be immediately paid to Divot or placed in a depository account established and designated by Divot. Such monies or revenues shall not be commingled by Network with any funds belonging to, or held on behalf of, anyone other than Divot, and shall not be reduced for any holding or transmitting expenses incurred by Network.

                                   ARTICLE IX
                                   ----------
                                Indemnification
                                ---------------

     9.1  Indemnification of Divot.  Subject to the provisions of this Article,
          ------------------------

          (a) Network agrees to promptly and diligently defend and hold and save Divot, its directors, officers, agents, employees, successors and assigns (an "Indemnified Divot Party") free and harmless from and against all expenses, claims, liabilities, losses, judgments or damages, including reasonable attorneys' fees actually incurred, which any Indemnified Divot Party may suffer or incur, arising out of or in connection with any of the following:

               (i) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Network under this Agreement; and

               (ii) any gross negligence or willful misconduct of Network or its agents, employees or others under the direction or control of Network.

          (b) In connection with the foregoing, Network agrees to retain legal counsel as selected by Divot, or to reimburse any Indemnified Divot Party for any legal costs that it or any of them actually incurs in retaining its own counsel, at Divot's option and at Network's sole expense.

     9.2  Indemnification of Network. Subject to the provisions of this Article,
          --------------------------

          (a) Divot agrees to promptly and diligently defend and hold and save Network, its directors, officers, agents, employees, successors and assigns (an "Indemnified Network Party") free and harmless from and against all expenses, claims, liabilities, losses, judgments or damages, including reasonable attorneys' fees actually incurred, which any Indemnified Network Party may suffer or incur, arising out of or in connection with any of the following:

               (i) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Divot under this Agreement; and

               (ii) any gross negligence or willful misconduct of Network or its agents, employees or others under the direction or control of Divot.

          (b) In connection with the foregoing, Divot agrees to retain legal counsel as selected by Network, or to reimburse any Indemnified Network Party for any legal costs that it or any of them actually incurs in retaining its own counsel, at Network's option and at Divot's sole expense.

     It is expressly understood and agreed that the provisions of Sections 9.1 and 9.2 above shall survive the termination of this Agreement to the extent of any cause of action arising prior to such termination.



                                   ARTICLE X
                                   ---------
                                  Termination
                                  -----------

     10.1 Events of Termination.  This Agreement shall immediately terminate,
          ---------------------
without further notice, upon the occurrence of any one or more of the following:

          (a)  The mutual written consent signed by Network and Divot;

          (b)  The Option is Exercised by Divot in accordance with Article IV;
     or

          (c) Just cause is shown. "Just cause" shall mean Divot's or Network's failure to perform any one of its obligations under this Agreement, or to perform its duties within the terms and conditions of this Agreement, after written notice from the non-breaching party is given of such failure and the breaching party does not cure such breach within thirty (30) days of such written notice.

     10.2 Effect of Termination.  If this Agreement is terminated in accordance
          ---------------------
with its terms, except as set forth herein to the contrary, all obligations of the parties shall cease as of the date of termination, provided that:

          (a) Divot and Network shall each be liable to the other for all of their respective obligations arising hereunder through the date of termination and for any obligations expressly stated herein to survive any such termination;

          (b) Neither party shall be deemed to have waived any rights or remedies at law or in equity which may have arisen by reason of a breach or default by the other party in performance of its obligations hereunder; and

          (c) In the event of termination for reasons other than just cause as set forth in Section 10.1(c) above arising from the actions of omissions of Divot, Divot shall be entitled to receive all monies and revenues attributable to the Contracts, if any, as provided in Article VIII. Notwithstanding anything contained herein to the contrary, upon any termination of this Agreement, Divot shall make a full and complete accounting to Network with respect to all matters outstanding as of the date of termination, and shall assign to Network all of its right, title and interest under the Contracts as Network may designate and deliver to Network all books, records, documents, and other property, whether tangible or intangible, relating to the Contracts.

                                   ARTICLE XI
                                   ----------
                            Miscellaneous Provisions
                            ------------------------

     11.1 Notices.  All notices, demands, requests and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to be properly delivered or made if personally served or sent by United States certified mail, return receipt requested, postage prepaid, addressed to the other party at its address set forth below or at such other address as either party may from time to time designate by notice to the other, and shall be deemed effective upon actual receipt, Alternatively, either party may use a nationally-recognized overnight express courier service, and such notice shall be deemed effective the next business day after deposit with such nationally-recognized overnight express courier service, or upon actual receipt, whichever is sooner.

          To Divot:           Divot Golf Corporation
                              201 N. Franklin Street, Suite 200
                              Tampa, Florida 33602
                              Attention: Joseph R. Cellura

                  To Network:           OrbitNetwork, Inc.
                                        100 Second Street East
                                        Whitefish, MT 59937

                                        Attention: Dean E. Miller

     Any party hereto may, at any time, by ten (10) days' written notice given to the other party hereto, designate any other address in substitution of the foregoing address to which such notice or communication shall be given.

     11.2 Severability.  If any term, covenant or condition of this Agreement or
          ------------
the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

    11.3  Modification.  This Agreement may be amended or modified only by a
          ------------
written instrument executed by Divot and Network.

    11.4  Intentionally omitted.

    11.5  Article and Section Headings.  Article and Section headings contained
          -----------------------------
in this Agreement are for convenience of reference only and shall not be deemed to have any substantive effect or to limit or define the provisions contained herein.

     11.6 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that Divot shall not have the right to assign this Agreement without the prior written consent of Network, it being the intent of the parties hereto that the services of Divot hereunder are personal in nature.

     11.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

     11.8 Independent Contractor.  Divot shall be an independent contractor for
          ----------------------
all purposes hereunder other than as licensee of the Contracts, and shall not hold itself out as an agent of Network in any context other than as licensee of the Contracts pursuant to the terms of this Agreement. Divot, unless specifically authorized in writing by Network, shall not enter into any contract, sign any agreement or incur any expense on behalf of or in the name of Network. Any other relationship between Network and Divot outside the scope of this Agreement to the contrary notwithstanding, nothing contained herein is intended to, nor shall it be deemed or construed to, constitute Network and Divot as partners, joint venturers or otherwise other than as principal and independent contractor or agent, as the case may be.

                      Signatures Appear on Following Page

     IN WITNESS WHEREOF, Network and Divot has each caused this Agreement to be executed and sealed by its duly authorized signatories as of the date first above written.


                              ORBIT NETWORK, INC.


                              By:  /s/ Dean Miller
                                  -------------------------------------
                              Name: Dean Miller
                                    -----------------------------------
                              Title: President
                                     ----------------------------------



                              DIVOT GOLF CORPORATION

                              By:  /s/ Joseph R. Cellura
                                  -------------------------------------
                              Name: Joseph R. Cellura
                                    -----------------------------------
                              Title: Chairman & CEO
                                     ----------------------------------

                                   EXHIBIT A
                                   ---------

                               LICENSED CONTRACTS

1.  Agreement between Orbit Network, Inc. and Amadeus (as set out in Exhibit
    10.25 Form 10-KSB for the year ended December 31, 1999).

2. Agreement between Orbit Network, Inc. and Sabre (as set out in Exhibit 10.26 to Form 10-KSB for the year ended December 31, 1999).

3.  Agreement between Orbit Network, Inc. and Galileo (as set out in Exhibit
    10.27 to Form 10-KSB for the year ended December 31, 1999).

4.  Agreement between Orbit Network, Inc. and WorldSpan (as set out in Exhibit
    10.28 to Form 10-KSB for the year ended December 31, 1999).

5. Interactive Services Agreement between America Online, Inc. and Orbit Network, Inc. (as set out in Exhibit 10.24 to Form 10-KSB for the year ended December 31, 1999).

                                   EXHIBIT B
                                   ---------

                             FURNITURE & EQUIPMENT

                To be determined prior to option purchase date.

                                   EXHIBIT C
                                   ---------

                              ASSUMED LIABILITIES

                                     NONE